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                                                    Exhibit 14(c)

                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Conversion Feature - Description of Class A Shares" in the Prospectus and "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" in the Statement of Additional Information, dated February 2, 1998, and to the use of our report dated December 10, 1997, included in this Registration Statement on Form N-14 of Alliance Balance Shares, Inc.


                             /s/ Ernst & Young LLP

                             ERNST & YOUNG LLP

New York, New York
July 23, 1998



































00250236.AB6